Exhibit 99.1

For Immediate Release	July 29, 2025

LANDSTAR SYSTEM REPORTS SECOND QUARTER

REVENUE OF $1.211B AND EARNINGS PER SHARE OF $1.20

Jacksonville, FL—Landstar System, Inc. (NASDAQ: LSTR) (“Landstar” or the “Company”) today reported basic and diluted earnings per share (“EPS”) of $1.20 in the 2025 second quarter on revenue of $1.211 billion. “The Landstar team of independent business owners and employees performed admirably during the second quarter, highlighted by continuing strong performance by our services hauled by unsided/platform equipment,” said Landstar President and Chief Executive Officer Frank Lonegro. “I was encouraged that Landstar achieved a 3.2% sequential increase in truck revenue per load compared to the 2025 first quarter, outperforming typical seasonality. In addition, I was excited to see our net BCO truck count remain essentially flat sequentially, the best performance we’ve seen since the second quarter of 2022. Our network of Landstar BCOs, agents and employees continue to be laser-focused on safety, security and delivering great service to our customers in what continues to be a dynamic and challenging freight transportation environment.”

	2Q 2025	2Q 2024
Revenue	$1,211,383	$1,225,005
Gross profit	$109,261	$119,996
Variable contribution	$170,450	$175,131
Operating income	$56,280	$68,059
Basic and diluted earnings per share	$1.20	$1.48

(1)	Dollars above in thousands, except per share amounts.
(2)	Please refer to the Consolidated Statements of Income and Reconciliation of Gross Profit to Variable Contribution included below.

Landstar continues to return capital to stockholders through the Company’s stock purchase program and dividends. During the 2025 second quarter, Landstar purchased 300,141 shares of its common stock at an aggregate cost of $42.4 million, bringing the total number of common shares purchased during the twenty-six week period ended June 28, 2025, to 686,459 shares at an aggregate cost of approximately $103.3 million. The

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Company is currently authorized to purchase up to an additional 1,861,522 shares of the Company’s common stock under its longstanding share purchase program. Landstar also announced today that its Board of Directors declared a quarterly dividend of $0.40 per share payable on September 9, 2025, to stockholders of record as of the close of business on August 19, 2025.

Total revenue was $1,211 million in the 2025 second quarter, compared to $1,225 million in the 2024 second quarter. Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2025 second quarter was $1,118 million, or 92% of revenue, compared to $1,106 million, or 90% of revenue, in the 2024 second quarter. Truckload transportation revenue hauled via van equipment in the 2025 second quarter was $591 million, compared to $619 million in the 2024 second quarter. Truckload transportation revenue hauled via unsided/platform equipment in the 2025 second quarter was $401 million, compared to $381 million in the 2024 second quarter. Revenue from other truck transportation, which is largely related to power-only services, in the 2025 second quarter was $101 million, compared to $78 million in the 2024 second quarter. Revenue hauled by rail, air and ocean cargo carriers was $73 million, or 6% of revenue, in the 2025 second quarter, compared to $94 million, or 8% of revenue, in the 2024 second quarter.

Truck revenue per load increased 2.6% in the 2025 second quarter as compared to the 2024 second quarter, while the number of loads hauled via truck declined 1.5% over the same period.

Gross profit in the 2025 second quarter was $109 million, and variable contribution (defined as revenue less the cost of purchased transportation and commissions to agents) in the 2025 second quarter was $170 million. Gross profit in the 2024 second quarter was $120 million, and variable contribution in the 2024 second quarter was $175 million. Reconciliations of gross profit to variable contribution and gross profit margin to variable contribution margin for the 2025 and 2024 second quarters and year-to-date periods are provided in the Company’s accompanying financial disclosures.

The Company’s balance sheet continues to be very strong, with cash and short-term investments of approximately $426 million as of June 28, 2025. Trailing twelve-month return on average shareholders’ equity was 17%, and return on invested capital, representing net income divided by the sum of average equity plus average debt, was 16%.

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Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 4:30 p.m. ET. To access the webcast, visit www.investor.landstar.com; click on “Webcasts,” then click on “Landstar’s Second Quarter 2025 Earnings Release Conference Call.” A slide presentation to accompany the webcast presentation is also available on Landstar’s investor relations website at https://investor.landstar.com/.

Contact:

Jim Todd

Chief Financial Officer

904-398-9400

About Landstar:

Landstar System, Inc., is a technology-enabled, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation services to a broad range of customers utilizing a network of agents, third-party capacity providers and employees. Landstar transportation services companies are certified to ISO 9001:2015 quality management system standards and RC14001:2015 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

Non-GAAP Financial Measures:

In this earnings release and accompanying financial disclosures, the Company provides the following information that may be deemed non-GAAP financial measures: variable contribution and variable contribution margin. The Company believes variable contribution and variable contribution margin are useful measures of the variable costs that we incur at a shipment-by-shipment level attributable to our transportation network of third-party capacity providers and independent agents in order to provide services to our customers. The Company also believes that it is appropriate to present each of the

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financial measures that may be deemed a non-GAAP financial measure, as referred to above, for the following reasons: (1) disclosure of these matters will allow investors to better understand the underlying trends in the Company’s financial condition and results of operations; (2) this information will facilitate comparisons by investors of the Company’s results as compared to the results of peer companies; and (3) management considers this financial information in its decision making.

Forward Looking Statements Disclaimer:

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements.” This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: decreased demand for transportation services; U.S. trade relationships and potential or imposed tariffs; an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; the impact of the Russian conflict with Ukraine on the operations of certain independent commission sales agents, including the Company’s largest such agent by revenue in the 2024 fiscal year; substantial industry competition; disruptions or failures in the Company’s computer systems; cyber and other information security incidents; dependence on key vendors; potential changes in taxes; status of independent contractors; regulatory and legislative changes; regulations focused on diesel emissions and other air quality matters; regulations requiring the purchase and use of zero-emission vehicles; intellectual property; acquisitions and investments; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10-K for the 2024 fiscal year, described in Part I, Item 1A Risk Factors, Landstar’s Form 10-Q for the 2025 first quarter, described in Part II, Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Twenty-Six Weeks Ended		Thirteen Weeks Ended
	June 28,	June 29,	June 28,	June 29,
	2025	2024	2025	2024
Revenue	$2,363,885	$2,396,048	$1,211,383	$1,225,005
Investment income	7,327	7,066	3,729	3,654
Costs and expenses:
Purchased transportation	1,839,289	1,855,579	941,411	950,058
Commissions to agents	192,836	197,098	99,522	99,816
Other operating costs, net of gains on asset sales/dispositions	31,424	28,994	19,595	14,135
Insurance and claims	70,301	53,432	30,449	27,164
Selling, general and administrative	117,288	111,361	55,706	54,939
Depreciation and amortization	24,375	28,630	12,149	14,488

Total costs and expenses	2,275,513	2,275,094	1,158,832	1,160,600

Operating income	95,699	128,020	56,280	68,059
Interest and debt expense (income)	539	(3,286)	698	(1,675)

Income before income taxes	95,160	131,306	55,582	69,734
Income taxes	23,461	31,586	13,689	17,110

Net income	$71,699	$99,720	$41,893	$52,624

Basic and diluted earnings per share	$2.05	$2.79	$1.20	$1.48

Average basic and diluted shares outstanding	35,037,000	35,702,000	34,870,000	35,654,000

Dividends per common share	$0.76	$0.66	$0.40	$0.33

Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	June 28,	December 28,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$359,237	$515,018
Short-term investments	66,935	51,619
Trade accounts receivable, less allowance of $12,284 and $12,904	717,249	683,841
Other receivables, including advances to independent contractors, less allowance of $21,995 and $17,812	48,781	47,160
Other current assets	45,144	22,229

Total current assets	1,237,346	1,319,867

Operating property, less accumulated depreciation and amortization of $464,538 and $456,547	287,500	311,345
Goodwill	41,399	40,933
Other assets	133,399	141,166

Total assets	$1,699,644	$1,813,311

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$58,141	$61,033
Accounts payable	401,849	383,625
Current maturities of long-term debt	30,747	33,116
Insurance claims	36,797	40,511
Dividends payable	—	70,632
Other current liabilities	91,605	84,237

Total current liabilities	619,139	673,154

Long-term debt, excluding current maturities	54,677	69,191
Insurance claims	73,268	62,842
Deferred income taxes and other non-current liabilities	30,734	35,685

Shareholders’ equity:
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 68,589,418 and 68,559,269	686	686
Additional paid-in capital	258,915	255,260
Retained earnings	2,905,011	2,859,916
Cost of 33,935,882 and 33,243,196 shares of common stock in treasury	(2,235,622)	(2,131,413)
Accumulated other comprehensive loss	(7,164)	(12,010)

Total shareholders’ equity	921,826	972,439

Total liabilities and shareholders’ equity	$1,699,644	$1,813,311

Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Twenty-Six Weeks Ended		Thirteen Weeks Ended
	June 28,	June 29,	June 28,	June 29,
	2025	2024	2025	2024
Revenue generated through (in thousands):
Truck transportation
Truckload:
Van equipment	$1,186,071	$1,247,244	$591,276	$618,940
Unsided/platform equipment	741,270	723,995	400,862	380,950
Less-than-truckload	47,749	53,707	25,313	28,090
Other truck transportation (1)	192,766	149,675	100,687	77,709

Total truck transportation	2,167,856	2,174,621	1,118,138	1,105,689
Rail intermodal	39,515	45,002	22,028	22,307
Ocean and air cargo carriers	116,426	125,380	50,789	71,306
Other (2)	40,088	51,045	20,428	25,703

	$2,363,885	$2,396,048	$1,211,383	$1,225,005

Revenue on loads hauled via BCO Independent Contractors (3) included in total truck transportation	$888,489	$918,071	$461,432	$465,510

Number of loads:
Truck transportation
Truckload:
Van equipment	572,154	599,973	284,091	300,959
Unsided/platform equipment	246,241	244,407	128,996	126,460
Less-than-truckload	76,830	82,850	41,250	42,617
Other truck transportation (1)	90,185	71,440	46,173	37,914

Total truck transportation	985,410	998,670	500,510	507,950
Rail intermodal	13,970	14,380	7,820	7,230
Ocean and air cargo carriers	16,560	17,240	7,440	8,520

	1,015,940	1,030,290	515,770	523,700

Loads hauled via BCO Independent Contractors (3) included in total truck transportation	398,000	422,300	203,930	213,560

Revenue per load:
Truck transportation
Truckload:
Van equipment	$2,073	$2,079	$2,081	$2,057
Unsided/platform equipment	3,010	2,962	3,108	3,012
Less-than-truckload	621	648	614	659
Other truck transportation (1)	2,137	2,095	2,181	2,050
Total truck transportation	2,200	2,178	2,234	2,177
Rail intermodal	2,829	3,129	2,817	3,085
Ocean and air cargo carriers	7,031	7,273	6,826	8,369
Revenue per load on loads hauled via BCO Independent Contractors (3)	$2,232	$2,174	$2,263	$2,180

Revenue by capacity type (as a % of total revenue):
Truck capacity providers:
BCO Independent Contractors (3)	38%	38%	38%	38%
Truck Brokerage Carriers	54%	52%	54%	52%
Rail intermodal	2%	2%	2%	2%
Ocean and air cargo carriers	5%	5%	4%	6%
Other	2%	2%	2%	2%

			June 28,	June 29,
			2025	2024

Truck Capacity Providers:
BCO Independent Contractors (3)			7,844	8,385

Truck Brokerage Carriers:
Approved and active (4)			41,842	45,382
Other approved			27,672	25,450

			69,514	70,832

Total available truck capacity providers			77,358	79,217

Trucks provided by BCO Independent Contractors (3)			8,611	9,180

(1)

Includes power-only, expedited, straight truck, cargo van, and miscellaneous other truck transportation revenue generated by the transportation logistics segment. Power-only refers to shipments where the Company furnishes a power unit and an operator but not trailing equipment, which is typically provided by the shipper or consignee.

(2)	Includes primarily reinsurance premium revenue generated by the insurance segment and intra-Mexico transportation services revenue generated by Landstar Metro.
(3)	BCO Independent Contractors are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.
(4)	Active refers to Truck Brokerage Carriers who moved at least one load in the 180 days immediately preceding the fiscal quarter end.

Landstar System, Inc. and Subsidiary

Reconciliation of Gross Profit to Variable Contribution

(Dollars in thousands)

(Unaudited)

	Twenty-Six Weeks Ended		Thirteen Weeks Ended
	June 28,	June 29,	June 28,	June 29,
	2025	2024	2025	2024
Revenue	$2,363,885	$2,396,048	$1,211,383	$1,225,005
Costs of revenue:
Purchased transportation	1,839,289	1,855,579	941,411	950,058
Commissions to agents	192,836	197,098	99,522	99,816

Variable costs of revenue	2,032,125	2,052,677	1,040,933	1,049,874
Trailing equipment depreciation	13,844	13,834	6,867	6,937
Information technology costs (1)	7,609	11,986	3,934	6,182
Insurance-related costs (2)	71,317	54,659	30,793	27,881
Other operating costs	31,424	28,994	19,595	14,135

Other costs of revenue	124,194	109,473	61,189	55,135

Total costs of revenue	2,156,319	2,162,150	1,102,122	1,105,009

Gross profit	$207,566	$233,898	$109,261	$119,996

Gross profit margin	8.8%	9.8%	9.0%	9.8%
Plus: other costs of revenue	124,194	109,473	61,189	55,135

Variable contribution	$331,760	$343,371	$170,450	$175,131

Variable contribution margin	14.0%	14.3%	14.1%	14.3%

(1)

Includes costs of revenue incurred related to internally developed software including ASC 350-40 amortization, implementation costs, hosting costs and other support costs utilized to support the Company’s independent commission sales agents, third party capacity providers, and customers, included as a portion of depreciation and amortization and of selling, general and administrative in the Company’s Consolidated Statements of Income.

(2)

Primarily includes (i) insurance premiums paid for commercial auto liability, general liability, cargo and other lines of coverage related to the transportation of freight; (ii) the related cost of claims incurred under those programs; and (iii) brokerage commissions and other fees incurred relating to the administration of insurance programs available to BCO Independent Contractors that are reinsured by the Company, which are included in selling, general and administrative in the Company’s Consolidated Statements of Income.